Exhibit 99.1

ALTIMAR ACQUISITION CORPORATION

PRO FORMA BALANCE SHEET

	Actual as of October 27, 2020	Pro Forma Adjustments		As Adjusted as of October 27, 2020
		(unaudited)		(unaudited)
ASSETS
Current Assets
Cash	$1,872,011	$—		$1,872,011
Prepaid expenses	26,800	—		26,800
Total Current Assets	1,898,811	—		1,898,811

Cash held in Trust Account	250,000,000	25,000,000	(a)	275,000,000
		(500,000)	(b)
		500,000	(d)
Total Assets	$251,898,811	$25,000,000		$276,898,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$463,099	$—		463,099
Promissory note – related party	5,000	—		5,000
Total Current Liabilities	468,099	—		468,099

Deferred underwriting fee payable	8,750,000	$875,000	(c)	$9,625,000
Total Liabilities	9,218,099	875,000		10,093,099

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 23,768,071 and 26,180,571 shares at $10.00 per share	237,680,710	24,125,000	(f)	261,805,710

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,231,929 and 1,319,429 shares issued and outstanding (excluding 23,768,071 and 26,180571 shares, respectively, subject to possible redemption)	123	250	(a)	132
		(241)	(e)

Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,187,500 shares issued and outstanding (1)	719	—		719

Additional paid-in capital	5,004,160	24,999,750	(a)	5,004,151
		(500,000)	(b)
		(875,000)	(c)
		500,000	(d)
		(24,124,759)	(e)

Accumulated deficit	(5,000)	—		(5,000)
Total Shareholders’ Equity	5,000,002	—		5,000,002
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$251,898,811	$25,000,000		$276,898,811

(1)	Includes an aggregate of up to 312,500 shares subject to forfeiture as a result of the underwriters’ election to partially exercise their over-allotment option.

See accompanying note to the pro forma balance sheet.

ALTIMAR ACQUISITION CORPORATION

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Altimeter Acquisition Corporation (the “Company”) as of October 27, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions, which occurred on November 9 2020, as described below.

On November 9, 2020, the Company consummated the closing of the sale of 2,500,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $25,000,000 to the Company. Each Unit consists of one Class A ordinary share (the “Ordinary Share”) and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 333,333 warrants (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant, to Altimar Sponsor LLC, generating gross proceeds of $500,000. Transaction costs amounted to $1,375,000, consisting of $500,000 in cash underwriting fees and $875,000 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 675,000 Founder Shares are no longer subject to forfeiture. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	25,000,000
	Class A ordinary shares		250
	Additional paid-in capital		24,999,750
	To record sale of 2,500,000 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	500,000
	Cash held in Trust Account		500,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	875,000
	Deferred underwriting fee payable		875,000
	To record the liability for the 3.5% deferred underwriting fees on over-allotment option.

d.	Cash held in Trust Account	500,000
	Additional paid in capital		500,000
	To record sale of 333,333 over-allotment Private Placement Warrants at $1.50 per warrant.

e.	Class A ordinary shares	241
	Additional paid-in capital	24,124,759
	Ordinary shares subject to redemption		24,125,000
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable shares.